Exhibit 21
SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.
The following is a list of subsidiaries of the Company as of December 31, 2023, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Legal Entity Name	Where incorporated
CH. Robinson Trade Management Holding Pty. Ltd	Australia
C.H. Robinson (Australia) Pty Ltd	Australia
C.H. Robinson Trade Management Pty. Ltd. (fka APC Trade	Australia
C.H. Robinson Worldwide (AU) Pty. Ltd (fka APC Logistics Pty	Australia
C.H. Robinson Worldwide (Australia) Pty. Ltd.	Australia
C.H. Robinson Worldwide (Oceania) Pty. Ltd. (fka AJ Considine	Australia
C.H. Robinson Austria GmbH	Austria
C.H. Robinson Belgium BVBA	Belgium
C.H. Robinson Worldwide Logistica Do Brasil Ltda	Brazil
C.H. Robinson Company (Canada) Ltd.	Canada
C.H. Robinson Project Logistics Ltd. (Canada)	Canada
C.H. Robinson Worldwide Canada, Ltd. (fka Milgram & Company	Canada
C.H. Robinson Worldwide Chile SA	Chile
Robinson Fresh Chile SA	Chile
C.H. Robinson Freight Services (China) Ltd.	China
C.H. Robinson Worldwide (Shanghai) Co. Ltd.	China
C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China
C.H. Robinson Shanghai Trading Co.	China
C.H. Robinson International Colombia S.A.S. (fka Space Cargo	Colombia
C.H. Robinson Worldwide Costa Rica, SA	Costa Rica
C.H. Robinson Czech Republic, sro	Czech Republic
C.H. Robinson France SAS	France
C.H. Robinson Worldwide GmbH	Germany
C.H. Robinson Freight Services (Hong Kong) Limited	Hong Kong
C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong
CHR Holdings (Hong Kong) Limited	Hong Kong
C.H. Robinson Hungaria Szallitmanyozasi Kft	Hungary
C.H. Robinson International (India) Private Ltd.	India
C.H. Robinson Worldwide Freight India Pvt. Ltd.	India
PT CH Robinson Global Forwarding Indonesia	Indonesia
C.H. Robinson Freight Services (Ireland) Limited	Ireland
CH Robinson Cork Technology Center (Ireland) Limited	Ireland
C.H. Robinson Global Brokerage (Ireland) UC	Ireland
C.H. Robinson Logistics (Ireland) UC	Ireland
C.H. Robinson Finance (Ireland) UC	Ireland
C.H. Robinson International Italy, SRL	Italy
C.H. Robinson Freight Services Africa Limited	Kenya
C.H. Robinson Freight Services (Korea) Ltd.	Korea
C.H. Robinson Global Holding S.à r.l.	Luxembourg
C.H. Robinson Investments S.à r.l.	Luxembourg
C.H. Robinson LATAM Holding S.a.r.l.	Luxembourg
C.H. Robinson Luxembourg Finance S.à r.l.	Luxembourg
C.H. Robinson Luxembourg Holding S.à r.l.	Luxembourg
C.H. Robinson Freight Services (Malaysia) Sdn. Bhd.	Malaysia
C.H. Robinson Holding (Malta) Limited	Malta

Exhibit 21

C.H. Robinson de Mexico S.A. de C.V.	Mexico
C.H. Robinson Global Forwarding Mexico S.A. de C.V.	Mexico
C.H. Robinson Worldwide S.A. de C.V.	Mexico
Robinson Fresh de Mexico S.A. de C.V.	Mexico
C.H. Robinson TMC Mexico S.A. de C.V.	Mexico
SPC LATAM SA de CV	Mexico
C.H. Robinson Europe BV	Netherlands
CH Robinson Worldwide BV	Netherlands
Robinson Fresh BV	Netherlands
C.H. Robinson Worldwide (NZ) Ltd. (fka APC Logistics (NZ)	New Zealand
C.H. Robinson Worldwide Peru SA	Peru
C.H. Robinson Philippines Inc	Philippines
C.H. Robinson Polska S.A.	Poland
C.H. Robinson International Puerto Rico, Inc.	Puerto Rico
C.H. Robinson Worldwide Romania, SRL	Romania
C.H. Robinson Freight Services (Singapore) Pte. Ltd.	Singapore
C.H. Robinson Worldwide Singapore Pte. Ltd.	Singapore
C.H. Robinson International Singapore Pte. Ltd	Singapore
C.H. Robinson Slovakia, s.r.o.	Slovakia
C.H. Robinson Iberica SL	Spain
C.H. Robinson International Spain, SAU	Spain
C.H. Robinson Freight Services Lanka (Private) Limited	Sri Lanka
C.H. Robinson Worldwide Freight Lanka (Private) Limited	Sri Lanka
C.H. Robinson Sweden AB	Sweden
C.H. Robinson Freight Services (Taiwan) Ltd.	Taiwan
C.H. Robinson Freight Services (Thailand) Ltd.	Thailand
C.H. Robinson Logistics and Transport Services Limited (Turkey)	Turkey
C.H. Robinson Worldwide (UK) Ltd.	United Kingdom
C.H. Robinson Freight Services (Vietnam) Company Limited	Vietnam
C.H. Robinson Freight Services Gulf LLC	United Arab Emirates
C.H. Robinson Freight Services Middle East DMCC	United Arab Emirates
C.H. Robinson Company, LLC.	United States
C.H. Robinson Company, Inc.	United States
Robinson Holding Company	United States
C.H. Robinson Worldwide, Inc.	United States
C.H. Robinson International, Inc.	United States
Freightquote.com, Inc.	United States
Freightview, Inc.	United States
Twin Modal, LLC	United States
Enterprise TMS LLC	United States
FQ Real Estate Holdings LLC	United States
M.O.T. Intermodal Shipping USA, Inc.	United States
C.H. Robinson Project Logistics, Inc.	United States
Accelerated Global Insurance Company PSC	United States
C.H. Robinson Navisphere Partnership	United States
C.H. Robinson Operations, Inc.	United States
CHR Holdings, Inc.	United States
C.H. Robinson Receivables LLC	United States
C.H. Robinson Shared Service, Inc.	United States
C.H. Robinson Freight Services, Ltd.	United States
C.H. Robinson Technology LLC	United States

Exhibit 21

C.H. Robinson Shared Services, Inc.	United States
Prime Distribution Services, Inc.	United States